                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:          July 6, 2000



                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                  001-05647                          95-1567322
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(State or other jurisdiction      (Commission                   (I.R.S. Employer
 of incorporation)                  File No.)                Identification No.)




333 Continental Boulevard, El Segundo, California                     90245-5012
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code                (310) 252-2000
                                                  ------------------------------

                                   N/A
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       (Former name or former address, if changed since last report)
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Item 5.  Other Events.

       On July 5, 2000, Mattel, Inc. ("Mattel") successfully completed an offering in Europe of Euro 200 million aggregate principal amount (approximately $190.7 million) of Notes due 2002. In connection with the offering, Mattel restated its consolidated balance sheets as of December 31, 1999 and 1998, and its consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 1999, 1998 and 1997 and the related notes thereto to reflect Mattel's decision on March 31, 2000 to sell its consumer software business, which is primarily comprised of the assets Mattel acquired in connection with its acquisition of The Learning Company, Inc. As a result of this decision, Mattel is reporting its net investment in, and the operating results of, its consumer software segment as a discontinued operation. Mattel's restated consolidated financial statements only reflect the reclassification of the discontinued operation and do not reflect any other events subsequent to the issuance of the consolidated financial statements in Mattel's 1999 Annual Report on Form 10-K. Mattel also updated its risk factor disclosure in connection with its offering of the Notes.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)          Financial Statements of Businesses Acquired.

                      None.

         (b)          Pro Forma Financial Information.

                      None.

         (c)          Exhibits.

                      23.0  Consent of PricewaterhouseCoopers LLP
                      99.1 Consolidated Financial Statements for the years ended December 31, 1999, 1998 and 1997 of Mattel
                      99.2  Updated Risk Factors for Mattel
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                               SIGNATURES
                               ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MATTEL, INC.
                                              Registrant

                                              By: /s/ Christopher O'Brien
                                                  -------------------------
                                                  Christopher O'Brien
                                                  Assistant General Counsel
                                                  and Assistant Secretary


        Date: July 6, 2000
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